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                                                                    EXHIBIT 10.4

                           NATIONAL MEDIA CORPORATION
                               Eleven Penn Center
                         1835 Market Street, Suite 1100
                             Philadelphia, PA 19103
                                 (215) 988-4600

                                 August 11, 1998

     TO CERTAIN HOLDERS OF SERIES B
     CONVERTIBLE PREFERRED STOCK
     OF NATIONAL MEDIA CORPORATION

              RE:      Proposed Transaction

     Dear Sirs:

              National Media Corporation ("National Media") has negotiated the terms of a stock purchase (the "Transaction") between National Media and NM Acquisition Co., LLC ("ACO") substantially in the form of the National Media Corporation Series E Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") previously delivered to you. The terms of the Stock Purchase Agreement and Section 5(b) of the Certificate of Designation of the Series B Convertible Preferred Stock of National Media (the "Series B Stock") require the holders of the Series B Stock to consent to the issuance by National Media of a new series of preferred stock, the Series E Convertible Preferred Stock (the "Series E Stock"). The rights, preference and privileges of the Series E Stock will be as set forth in the attached Certificate of Designation of the Series E Stock.

              Please indicate your consent to the Transaction, including the issuance of the Series E Stock and the waiver of all antidilution provisions of the Series B Stock as such relate to the issuance of the Series E Stock and options and warrants issued or to be issued in connection with that certain Consulting Agreement entered into in connection with the Stock Purchase Agreement, by signing below.

                                                 Very truly yours,

                                                 Brian J. Sisko
                                                 Senior Vice President and
                                                 General Counsel

     Agreed to and Accepted as of
     this ____ day of August, 1998.

     SAFEGUARD SCIENTIFICS (DELAWARE), INC.

     By:
       ---------------------------------         ------------------------------
                                                 WARREN V. MUSSER